UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 12, 2018

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2018, Good Times Restaurants Inc. (the “Company”) entered into a settlement agreement (the “Agreement”) with Robert J. Stetson and Charles Jobson (“Stetson and Jobson”).  In addition to other related matters, the Agreement provides that:

•
The Company’s Board of Directors (the “Board”) will amend the Company’s ByLaws to reduce the number of Directors to five to be effective upon the completion of the Shareholders Meeting (as defined below).

•
The Company’s annual shareholders meeting will be held May 24, 2018 (the “Shareholders Meeting”).  The Company’s proxy statement will propose the following persons to be elected as Directors: Geoffrey R. Bailey, Boyd E. Hoback, Robert J. Stetson, Charles Jobson and Jason Maceda.  Mr. Maceda is the Senior Vice President of Baskin-Robbins U.S. and Canada.  Gary J. Heller, Eric W. Reinhard and Alan A. Teran will not be nominated for re-election as Directors.

•	Following the Shareholders Meeting, the Board committees shall consist of the following:

Audit Committee: Jason Maceda, Chairman, and Stetson and Jobson

Compensation Committee: Geoffrey Bailey, Chairman, and Stetson and Jobson

•
Geoffrey Bailey will continue to act as the Chairman of the Board until the earlier of (i) the annual shareholders meeting for the 2019 fiscal year, or (ii) his resignation as such or his removal by a vote of not less than two-thirds of the members of the Board of Directors.

•	Stetson and Jobson will amend their Schedule 13D/A filing to provide that they are no longer intending to vote for and to solicit proxies to vote for a change in the composition of the Board.

•	The Company will issue the press release attached hereto as Exhibit 99.1.

•	Mutual releases among the parties.

•	The departing Directors of the Board will receive the following benefits in recognition of their long services for the Company:

o	Prorated compensation based upon their annual rate of compensation for the fiscal 2018 year to the date of the Shareholders Meeting;

o
Restricted stock grants with a trading market value of $20,000, based on the average closing price of the Company’s stock over the thirty trading days prior to the date of the Agreement per person assuming the Company has achieved its full bonus target for the 2017 fiscal year; and Extension of the period to exercise their non-qualified stock options extending three years following the Shareholders Meeting.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

The Company issued a press released attached as Exhibit 99.1 and comprising Exhibit B to the Agreement which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Agreement, dated March 12, 2018 between Good Times Restaurants Inc. and Robert J. Stetson and where applicable his controlled affiliates, and Charles Jobson and where applicable his controlled affiliates

99.1	Press Release issued by Good Times Restaurants Inc. on March 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: March 12, 2018	By:
Boyd E. Hoback
President and Chief Executive Officer